Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release	Page 1 of 6

CenterPoint Energy reports third quarter 2015 earnings of $0.34 per diluted share, excluding $1.25 per share from impairment charges, or a net loss of $0.91 per diluted share, including impairment charges

•	Company updates full year guidance to $1.05 - $1.10
•	Continued strong customer growth and cost discipline
•	Enable Midstream announced third quarter distribution of $0.318/unit; fifth consecutive quarterly increase since IPO
•	CenterPoint reaffirms target of 4-6% annual EPS growth through 2018 on a guidance basis

Houston, TX – November 5, 2015 - CenterPoint Energy, Inc. (NYSE: CNP) today reported a net loss of $391 million, or a loss of $0.91 per diluted share, for the third quarter of 2015. The company recognized a loss of $794 million for the three months ended Sept. 30, 2015, from midstream investments, which consists of 55.4 percent interest in Enable Midstream Partners, LP. This loss included pre-tax impairment charges totaling $862 million composed of the company’s impairment of its investment in Enable Midstream of $250 million and the company’s share, $612 million, of impairment charges Enable Midstream recorded for goodwill and long-lived assets.

Excluding the impairment charges, third quarter net income would have been $146 million or $0.34 per diluted share compared with net income of $143 million, or $0.33 per diluted share for the same period of the prior year. On a guidance basis, third quarter 2015 earnings would have been $0.34 per diluted share, consisting of $0.24 from utility operations and $0.10 from midstream investments. Additional details on the impairment charges may be found in CenterPoint Energy’s Nov. 5, 2015, impairment news release.

Utility operations produced $265 million of operating income for the third quarter of 2015, compared with $233 million for the same quarter of the prior year. Midstream investments reported an equity loss of $794 million for the third quarter of 2015, which includes the impairment charges noted above. The impairments were offset by earnings of $68 million for the third quarter of 2015. Earnings were $79 million for the third quarter of 2014.

“We adjusted guidance towards the higher end of the range for 2015, largely due to the performance of our utility businesses,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “We continue to pursue steady earnings growth as we serve the needs of our growing customer base.”

-more-

Business Segments

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $244 million for the third quarter of 2015, consisting of $219 million from the regulated electric transmission & distribution utility operations (TDU) and $25 million related to securitization bonds. Operating income for the third quarter of 2014 was $232 million, consisting of $202 million from the TDU and $30 million related to securitization bonds.

Operating income for the TDU benefited from higher usage due to favorable weather ($11 million), higher net transmission and distribution related revenues ($10 million), continued strong customer growth ($7 million), and lower operations and maintenance expense ($7 million). These benefits were partially offset by the absence of a one-time energy efficiency remand bonus ($8 million) received in the third quarter of 2014, and reduced equity return related to true-up proceeds ($7 million).

Natural Gas Distribution

The natural gas distribution segment reported operating income of $11 million for the third quarter of 2015, compared with an operating loss of $8 million for the same period of 2014. Operating income was higher, due to the timing of the Minnesota Conservation Improvement Program (CIP) incentive ($12 million), rate relief ($5 million), increased economic activity across our footprint, including customer growth ($3 million) and lower operations and maintenance expense ($2 million). These benefits were partially offset by higher tax expense ($4 million) and higher depreciation expense ($3 million).

Energy Services

The energy services segment reported operating income of $7 million for the third quarter of 2015, which included a mark-to-market accounting gain of $5 million, compared with $6 million for the same period of 2014, which included a mark-to-market accounting gain of $13 million. Excluding mark-to-market accounting gains, the $9 million increase was primarily due to improved margins ($4 million) and a decrease in operation and maintenance expenses ($3 million).

Midstream Investments

The midstream investments segment reported an equity loss of $794 million for the third quarter of 2015, which includes the impairment charges noted above. The impairments were offset by earnings of $68 million for the third quarter of 2015. Earnings were $79 million for the third quarter of 2014.

-more-

Enable Midstream declared a quarterly cash distribution on Oct. 22, 2015, of $0.318 per unit. This represents an increase of approximately 0.6 percent over the prior quarterly distribution of $0.316 per unit.

Enable Midstream provided outlook for per unit distributions to grow up to 3 percent annually through 2017. Please refer to their Nov. 4, 2015, earnings press release for details.

Dividend Declaration

On Oct. 21, 2015, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2475 per share of common stock payable on Dec. 10, 2015, to shareholders of record as of the close of business on Nov. 13, 2015.

Outlook for 2015

On a consolidated basis, CenterPoint Energy updates earnings on a guidance basis for 2015 in the range of $1.05 - $1.10 per diluted share.

The guidance range considers utility operations performance to date and certain significant variables that may impact utility operations earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities. In providing this guidance, the company does not include other potential impacts, such as changes in accounting standards or unusual items, earnings from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s energy service business.

In providing guidance, the company assumes for equity investments in midstream operations a 55.4 percent limited partner ownership interest in Enable Midstream and includes the amortization of our basis differential in Enable Midstream. The company’s guidance takes into account such factors as Enable Midstream’s most recent public outlook for 2015 dated Nov.4, 2015, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards, impairments or Enable Midstream’s unusual items.

Earnings Growth Outlook

CenterPoint Energy is targeting 4-6 percent earnings per share annual growth through 2018 on a guidance basis, inclusive of midstream investments.

-more-

CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of Net Income and diluted EPS to the basis used in providing 2015 annual earnings guidance

	Quarter Ended September 30, 2015		Nine Months Ended September 30, 2015
	Net Income (in millions)	EPS	Net Income (in millions)	EPS
Consolidated as reported	$(391)	$(0.91)	$(183)	$(0.43)
Midstream Investments	495	1.15	435	1.01

Utility Operations (1)	104	0.24	252	0.58

Loss on impairment of Midstream Investments:
CenterPoint’s impairment of its investment in Enable	156	0.36	156	0.36
CenterPoint’s share of Enable’s impairment of its goodwill and long-lived assets	381	0.89	381	0.89

Total loss on impairment	537	1.25	537	1.25

Midstream Investments excluding loss on impairment	$42	$0.10	$102	$0.24

Consolidated excluding loss on impairment	$146	$0.34	$354	$0.82

Timing effects impacting CES(2):
Mark-to-market (gain) losses	(3)	(0.01)	(2)	(0.01)
ZENS-related mark-to-market (gains) losses:
Marketable securities (3)	87	0.20	47	0.11
Indexed debt securities (4)	(84)	(0.19)	(40)	(0.09)

Utility operations earnings on an adjusted guidance basis	$104	$0.24	$257	$0.59

Per the basis used in providing 2015 earnings guidance:
Utility Operations on a guidance basis	$104	$0.24	$257	$0.59
Midstream Investments excluding loss on impairment	42	0.10	102	0.24

2015 Consolidated on guidance basis	$146	$0.34	$359	$0.83

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Time Warner Inc., Time Warner Cable Inc., Time Inc. and AOL Inc.
(4)	Nine months ended results include amount associated with Verizon tender offer for AOL, Inc common stock

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended Sept. 30, 2015. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thurs., Nov. 5, 2015, at 8:30 a.m. Central time or 9:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

-more-

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 55.4 percent limited partner interest in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 7,400 employees, CenterPoint Energy and its predecessor companies have been in business for more than 140 years. For more information, visit the website at www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable Midstream)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable, (4) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (5) the timing and outcome of any audits, disputes or other proceedings related to taxes; (6) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (7) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (8) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, and the impact of commodity changes on producer related activities; (9) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (10) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (11) the impact of unplanned facility outages; (12) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (13) changes in interest rates or rates of inflation; (14) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (15) actions by credit rating agencies; (16) effectiveness of CenterPoint Energy’s risk management activities; (17) inability of various counterparties to meet their obligations; (18) non-payment for services due to financial distress of CenterPoint Energy’s customers; (19) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the ability of retail electric providers, and particularly the largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the outcome of litigation; (22) CenterPoint Energy’s ability to control costs, invest planned capital, or execute growth projects; (23) the investment performance of pension and postretirement benefit plans; (24) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (25) acquisition and merger activities involving CenterPoint Energy or its competitors; (26) the ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (27) future economic conditions in regional and national markets and their effects on sales, prices and costs; (28) the performance of Enable Midstream, the amount of cash distributions CenterPoint Energy receives from Enable Midstream, and the value of its interest in Enable Midstream, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable Midstream; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful

-more-

implementation of Enable Midstream’s business plan; (C) competitive conditions in the midstream industry, and actions taken by Enable Midstream’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable Midstream; (D) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable Midstream, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable Midstream’s interstate pipelines; (E) the demand for crude oil, natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital; and (H) the availability and prices of raw materials for current and future construction projects; (29) effective tax rate; (30) the effect of changes in and application of accounting standards and pronouncements; (31) other factors noted in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, June 30, 2015, and Sept. 30, 2015, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), CenterPoint Energy also provides guidance based on adjusted diluted earnings per share, and adjusted net income to reflect the impact of the impairments, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. A reconciliation of net income and diluted earnings per share to the basis used in providing 2015 guidance and net income, adjusted for the impairment, is provided in this news release.

Management evaluates financial performance in part based on adjusted diluted earnings per share and believes that presenting this non-GAAP financial measure enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods by excluding items that Management does not believe most accurately reflect its fundamental business performance, which items include the items reflected in the reconciliation table of this news release. This non-GAAP financial measure should be considered as a supplement and complement to, and not as a substitute for, or superior to, the most directly comparable GAAP financial measure and may be different than non-GAAP financial measures used by other companies.

###

CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Electric Transmission & Distribution	$827	$839	$2,144	$2,166
Natural Gas Distribution	359	382	1,979	2,401
Energy Services	452	604	1,510	2,364
Other Operations	4	4	11	11
Eliminations	(12)	(22)	(49)	(88)

Total	1,630	1,807	5,595	6,854

Expenses:
Natural gas	527	702	2,410	3,625
Operation and maintenance	479	493	1,465	1,441
Depreciation and amortization	268	293	724	784
Taxes other than income taxes	91	86	289	290

Total	1,365	1,574	4,888	6,140

Operating Income	265	233	707	714

Other Income (Expense) :
Gain (loss) on marketable securities	(134)	31	(72)	73
Gain (loss) on indexed debt securities	129	(22)	62	(29)
Interest and other finance charges	(88)	(88)	(266)	(261)
Interest on transition and system restoration bonds	(25)	(30)	(80)	(90)
Equity in earnings (losses) of unconsolidated affiliates	(794)	79	(699)	241
Other - net	12	10	36	28

Total	(900)	(20)	(1,019)	(38)

Income (Loss) Before Income Taxes	(635)	213	(312)	676

Income Tax Expense (Benefit)	(244)	70	(129)	241

Net Income (Loss)	$(391)	$143	$(183)	$435

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Basic Earnings (Loss) Per Common Share	$(0.91)	$0.33	$(0.43)	$1.01

Diluted Earnings (Loss) Per Common Share	$(0.91)	$0.33	$(0.43)	$1.01

Dividends Declared per Common Share	$0.2475	$0.2375	0.7425	$0.7125
Weighted Average Common Shares Outstanding (000):
- Basic	430,262	429,796	430,152	429,580
- Diluted	430,262	431,573	430,152	431,357

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$219	$202	$418	$392
Transition and System Restoration Bond Companies	25	30	80	90

Total Electric Transmission & Distribution	244	232	498	482
Natural Gas Distribution	11	(8)	176	184
Energy Services	7	6	29	43
Other Operations	3	3	4	5

Total	$265	$233	$707	$714

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2015	2014	Fav/(Unfav)	2015	2014	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$683	$660	3%	$1,782	$1,716	4%
Transition and system restoration bond companies	144	179	(20%)	362	450	(20%)

Total	827	839	(1%)	2,144	2,166	(1%)

Expenses:
Operation and maintenance	322	319	(1%)	944	907	(4%)
Depreciation and amortization	86	83	(4%)	253	247	(2%)
Taxes other than income taxes	56	56	-	167	170	2%
Transition and system restoration bond companies	119	149	20%	282	360	22%

Total	583	607	4%	1,646	1,684	2%

Operating Income	$244	$232	5%	$498	$482	3%

Operating Income:
Electric transmission and distribution operations	$219	$202	8%	$418	$392	7%
Transition and system restoration bond companies	25	30	(17%)	80	90	(11%)

Total Segment Operating Income	$244	$232	5%	$498	$482	3%

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	10,387,735	9,736,785	7%	23,283,969	22,000,244	6%
Total	25,612,134	24,801,549	3%	65,378,208	63,128,739	4%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	101%	99%	2%	99%	92%	7%
Heating degree days	0%	0%	0%	130%	138%	(8%)

Number of metered customers - end of period:
Residential	2,069,213	2,018,858	2%	2,069,213	2,018,858	2%
Total	2,337,806	2,284,202	2%	2,337,806	2,284,202	2%

	Natural Gas Distribution
	Quarter Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2015	2014	Fav/(Unfav)	2015	2014	Fav/(Unfav)
Results of Operations:
Revenues	$359	$382	(6%)	$1,979	$2,401	(18%)
Natural gas	106	142	25%	1,014	1,432	29%

Gross Margin	253	240	5%	965	969	-

Expenses:
Operation and maintenance	155	169	8%	510	524	3%
Depreciation and amortization	55	52	(6%)	165	149	(11%)
Taxes other than income taxes	32	27	(19%)	114	112	(2%)

Total	242	248	2%	789	785	(1%)

Operating Income (Loss)	$11	$(8)	238%	$176	$184	(4%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	12	12	-	128	140	(9%)
Commercial and Industrial	52	46	13%	196	197	(1%)

Total Throughput	64	58	10%	324	337	(4%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	64%	106%	(42%)	108%	128%	(20%)

Number of customers - end of period:
Residential	3,110,645	3,077,633	1%	3,110,645	3,077,633	1%
Commercial and Industrial	248,911	246,789	1%	248,911	246,789	1%

Total	3,359,556	3,324,422	1%	3,359,556	3,324,422	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2015	2014	Fav/(Unfav)	2015	2014	Fav/(Unfav)
Results of Operations:
Revenues	$452	$604	(25%)	$1,510	$2,364	(36%)
Natural gas	433	582	26%	1,445	2,280	37%

Gross Margin	19	22	(14%)	65	84	(23%)

Expenses:
Operation and maintenance	11	14	21%	32	36	11%
Depreciation and amortization	1	2	50%	3	4	25%
Taxes other than income taxes	-	-	-	1	1	-

Total	12	16	25%	36	41	12%

Operating Income	$7	$6	17%	$29	$43	(33%)

Mark-to-market gain	$5	$13	(62%)	$3	$23	(87%)

Energy Services Operating Data:
Throughput data in BCF	138	140	(1%)	459	463	(1%)

Number of customers - end of period	18,052	17,900	1%	18,052	17,900	1%

	Other Operations
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2015	2014	Fav/(Unfav)	2015	2014	Fav/(Unfav)
Results of Operations:
Revenues	$4	$4	-	$11	$11	-
Expenses	1	1	-	7	6	(17%)

Operating Income	$3	$3	-	$4	$5	(20%)

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)
	Quarter Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014		2015	2014
Capital Expenditures by Segment
Electric Transmission & Distribution	$237	$203		$665	$573
Natural Gas Distribution	172	148		416	378
Energy Services	3	-		4	2
Other Operations	12	7		29	34

Total	$424	$358		$1,114	$987

Interest Expense Detail
(Millions of Dollars)
(Unaudited)
	Quarter Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014		2015	2014
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$6		$19	$19
Capitalization of Interest Cost	(2)	(2)		(7)	(8)
Transition and System Restoration Bond Interest Expense	25	30		80	90
Other Interest Expense	84	84		254	250

Total Interest Expense	$113	$118		$346	$351

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$227	$298
Other current assets	2,173	2,970

Total current assets	2,400	3,268

Property, Plant and Equipment, net	11,185	10,502

Other Assets:
Goodwill	840	840
Regulatory assets	3,199	3,527
Investment in unconsolidated affiliates	3,604	4,521
Other non-current assets	550	542

Total other assets	8,193	9,430

Total Assets	$21,778	$23,200

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$49	$53
Current portion of transition and system restoration bonds long-term debt	390	372
Indexed debt	152	152
Current portion of other long-term debt	396	271
Other current liabilities	2,204	2,627

Total current liabilities	3,191	3,475

Other Liabilities:
Accumulated deferred income taxes, net	4,445	4,757
Regulatory liabilities	1,269	1,206
Other non-current liabilities	1,153	1,205

Total other liabilities	6,867	7,168

Long-term Debt:
Transition and system restoration bonds	2,346	2,674
Other	5,316	5,335

Total long-term debt	7,662	8,009

Shareholders’ Equity	4,058	4,548

Total Liabilities and Shareholders’ Equity	$21,778	$23,200

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash Flows from Operating Activities:
Net income (loss)	$(183)	$435
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	745	805
Deferred income taxes	(264)	94
Write-down of natural gas inventory	4	2
Equity in earnings (losses) of unconsolidated affiliates, net of distributions	843	(6)
Changes in net regulatory assets	92	53
Changes in other assets and liabilities	266	(271)
Other, net	15	12

Net Cash Provided by Operating Activities	1,518	1,124

Net Cash Used in Investing Activities	(1,024)	(1,026)

Net Cash Used in Financing Activities	(565)	(76)

Net Increase (Decrease) in Cash and Cash Equivalents	(71)	22

Cash and Cash Equivalents at Beginning of Period	298	208

Cash and Cash Equivalents at End of Period	$227	$230

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.